Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Novelos Therapeutics, Inc.

We consent to the use of our report dated March 22, 2006, in Registration Statement No. 333-129744 of Novelos Therapeutics, Inc. on form SB-2 (Post-Effective Amendment No. 1), relating to the registration of 14,831,798 shares of common stock. We also consent to the use of our name and the reference to us in the "Experts" section of this registration statement.

Stowe & Degon /s/

Worcester, Massachusetts
March 27, 2006